UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2025

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock	LBRDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously disclosed on a Current Report on Form 8-K filed by Liberty Broadband Corporation (“Liberty Broadband”) on May 13, 2025, each of Liberty Broadband and its wholly-owned subsidiary, GCI Liberty, Inc., a Nevada corporation (“GCI Liberty”), received a notice (the “Initial Notice”) from the administrator of the GCI 401(k) Plan (the “Plan”) that stated that Liberty Broadband’s Series C common stock in the Plan and the corresponding shares of GCI Liberty’s Series C GCI Group common stock to be received by the Plan and held in a corresponding stock fund (the “GCI Group common stock fund”) that will be created under the Plan to hold such shares will be entering a blackout period due to the proposed spin-off (as hereinafter described) of GCI Liberty from Liberty Broadband. Following the contribution of the GCI Business by Liberty Broadband to GCI Liberty, Liberty Broadband will divest GCI Liberty pursuant to a distribution (the “distribution”) by Liberty Broadband to the holders of record of Liberty Broadband’s Series A common stock, Series B common stock and Series C common stock, as of the record date for the distribution, of all the shares of GCI Liberty’s Series A GCI Group common stock, Series B GCI Group common stock and Series C GCI Group common stock held by Liberty Broadband immediately prior to the distribution.

The blackout will facilitate the creation of the GCI Group common stock fund to receive the Series C GCI Group common stock in connection with the distribution. During the blackout, transactions affecting investments in Liberty Broadband’s Series C common stock held in the Plan and the Series C GCI Group common stock received in the distribution will be suspended, and participants will be restricted from exercising account activities with respect to these investment alternatives under the Plan.

The Initial Notice provided the initial timeframe during which the blackout under the Plan was expected to occur. On June 20, 2025, Liberty Broadband announced that its board of directors set a distribution date of 4:30 p.m., New York City Time, on July 14, 2025; provided however, if the conditions to the distribution are not satisfied or, if permitted, waived by such date, then Liberty Broadband may defer the distribution date. As a result, on June 23, 2025, Liberty Broadband and GCI Liberty received a supplemental notice from the administrator of the Plan that stated that the blackout under the Plan will begin, with respect to Liberty Broadband’s Series C common stock, as of 4:00 p.m. ET on July 11, 2025, and with respect to GCI Liberty’s Series C common stock, beginning on the date of the distribution, July 14, 2025. The blackout period is expected to last approximately twenty-five business days and end the calendar week of August 10, 2025.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on June 23, 2025, Liberty Broadband sent an updated notice to directors and executive officers of Liberty Broadband and to individuals expected to serve as directors and executive officers of GCI Liberty following the distribution notifying them of the new details of the blackout period to be imposed on the Plan and certain trading prohibitions to which they will be subject during the blackout period. A copy of the notice that was sent by Liberty Broadband to these individuals is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Inquiries relating to the blackout period, including those by security holders or other interested persons during the blackout period and for a period of two years after the ending date of the blackout period related to the actual ending date of the blackout period, may be directed to Renee Wilm or Brittany Uthoff, free of charge, in the Legal Department by telephone at 720-875-5700 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Updated Notice Under Rule 104 of Regulation BTR, dated June 23, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025

LIBERTY BROADBAND CORPORATION

By:	/s/ Brittany A. Uthoff
Name:	Brittany A. Uthoff
Title:	Vice President